Joint Filing Agreement - Exhibit A

                            JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a report on Schedule 13G (including any amendments thereto) with respect to the common stock of Frontline Ltd., and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such report.

     In evidence whereof, the undersigned have executed this Joint Filing Agreement as of the 8th day of April, 2003.

                                                GROSVENOR HOLDING LTD.

                                                /s/ Costas Saveriades
                                                -----------------------

                                                Costas Saveriades
                                                Director


                                                GREENWICH HOLDING LTD.

                                                /s/ Costas Saveriades
                                                -----------------------

                                                Costas Saveriades
                                                Director


                                                HEMEN HOLDING LIMITED

                                                /s/ Constantinos K. Saveriades
                                                -----------------------

                                                Constantinos K. Saveriades
                                                Director